UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
March 12, 2007

WHERIFY WIRELESS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24001	76-0552098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

63 Bovet Road #521, San Mateo, California 94402-3104	94065
(Mailing Address of Principal Executive Offices)	(Zip Code)
Registrant's Telephone Number, Including Area Code
(650) 551-5200

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On March 12, 2007, Mark Gitter resigned his position as Chief Financial Officer and Treasurer of Wherify Wireless, Inc (the “Company”). Mr. Gitter requested additional compensation in the form of stock and options. The Compensation Committee reviewed his compensation demands and together with the Board of Directors decided to accept his letter of resignation.

(c)

Effective March 15, 2007, the Company promoted Edna Carter, age 53, to be the Chief Accounting Officer and Controller of the Company. Ms. Carter will take on all responsibilities from Mr. Gitter.

Ms. Carter joined the Company in May 2006 as the Accounting Manager responsible for ongoing accounting functions, including all audit activities, and assisting the Chief Financial Officer in external reporting, including Securities and Exchange Commission reporting. From March 1998 to May 2002, Ms. Carter was the Controller at Digital Origin, Inc. a publicly traded digital video software company. From 1996 to 1998, Ms. Carter was the Accounting Manager at Radius, Inc., a manufacturer of computer systems and peripherals. From 1992 to 1996, Ms. Carter was the Accounting Manager at Giga-tronics, Inc., a manufacturer of RF test and measurement products. From 1986 to 1992, Ms. Carter was the Division Controller at Wavetek Microwave, a manufacturer of RF test and measurement products. Ms. Carter has a Bachelor's degree in Business Administration from the Universidad Centroamericana in Nicaragua.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHERIFY WIRELESS, INC.

Date: March 16, 2007	By:	/s/ Edna Carter
Name: Edna Carter
Title: Chief Accounting Officer, Controller